Exhibit 10.26
FIFTH AMENDMENT TO LEASE DATED JANUARY 13, 2020
Nancy Ridge Technology Center, L.P., a California limited partnership ("Lessor"), and Cidara Therapeutics, Inc., a Delaware corporation, ("Lessee"), hereby amend the Lease dated June 9, 2014 (as previously amended, the "Lease"), for Suites #101 through #105 at 6310 Nancy Ridge Drive, San Diego, CA 92121 ("Premises") as follows:
1)Generator: Lessee shall have the right to use Lessor's Spectrum 40DSEJ generator (serial number 706322 - the right of the three generators behind the 6330 Nancy Ridge Drive building) for the remainder of Lessee's Lease Term at Lessee's sole risk and expense. Lessee shall be responsible for all costs and liabilities relating to the generator including but not limited to licensing, inspections, fuel, maintenance, repairs and the cost of connecting it to Lessee's suite and electrical system. Lessee shall reimburse Lessor $1,260.46 for the 2020 Permit Fee and Annual Maintenance service on October 21, 2019.

2)Confidentiality: The terms of the Lease are confidential. No party to the Lease shall disclose any of the terms of the Lease to any other party, provided that Lessee may disclose such terms to Lessee's employees, directors, officers, agents and proposed transferees.

3)No Default: To each party's knowledge, neither party is currently in Default or Breach of any of the terms or conditions of the Lease.

4)Authority to Execute: Each person executing this Amendment represents and warrants to all parties that he or she is duly authorized to execute and deliver this Amendment on behalf of that party.

All other terms and conditions of the Lease shall remain in full force and effect. All capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Lease.

Lessor:        Nancy Ridge Technology Center, L.P., a California Limited Partnership
By:        Nancy Ridge Technology Center, LLC, a California Limited Liability
Company, its General Partner

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Lessee:    Cidara Therapeutics, Inc., a Delaware corporation
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